Exhibit 99.1

Bellerophon Appoints Naseem Amin, M.D. as Chairman of its Board of Directors

Dr. Amin Has Served as an Independent Director Since 2015 and Succeeds Jonathan Peacock
Following Mr. Peacock’s Retirement from the Company’s Board

WARREN, N.J., May 26, 2021 – Bellerophon Therapeutics, Inc. (Nasdaq: BLPH) (“Bellerophon” or the “Company”), a clinical-stage biotherapeutics company focused on developing treatments for cardiopulmonary diseases, today announced the appointment of Naseem Amin, M.D., as Chairman of its Board of Directors, effective immediately. Dr. Amin, who has served as an Independent Director since 2015, will succeed Jonathan Peacock, who is retiring from the Company’s Board.

“It has been a privilege to work alongside the talented Bellerophon team over the past several years and to guide the Company’s evolution into a late-stage development company,” said Mr. Peacock. “With a number of promising INOpulse® clinical programs ongoing and a strong balance sheet, I believe that Bellerophon is well positioned to deliver on its goal of bringing an important new therapy to pulmonary hypertension patients and I look forward to following its continued progress.”

“I am pleased to continue my support of Bellerophon in my new role as Chairman,” said Dr. Amin. “Bellerophon is a highly innovative company and its INOpulse platform has demonstrated significant potential in treating a number of cardiopulmonary conditions. I am excited about the opportunities to create long-term shareholder value during this critical period of potential growth for the Company.”

Dr. Amin has broad industry experience in the biotech and medical device industries and has served as the Chief Executive Officer at Orphalan since June 2017. He was the Chairman of Arix Bioscience plc, a global venture capital company focused on investing in life sciences, until April 2021. Dr. Amin served as a Venture Partner at Advent Life Sciences until 2020 and as the Chief Scientific Officer of Smith and Nephew Plc until 2014. Previously, he was Senior Vice President, Business Development, at Biogen Idec from 2005 to 2009, and was with Genzyme Corporation from 1999 to 2005, most recently as Head, International Business Development, and where he has also led the clinical development of five currently marketed therapeutic products. Dr. Amin began his career at Baxter Healthcare Corporation, where he served as Director, Medical Marketing and Portfolio Strategy, Renal Division. He currently serves as an Advisory Board member for Imperial College, Department of Biomedical Engineering, and as Chairman of OPEN-London, a non-profit organization focused on encouraging and mentoring South Asians from Pakistan who are interested in starting entrepreneurial companies. Dr. Amin received his medical degree from the Royal Free School of Medicine, London, and an MBA from the Kellogg Graduate School of Management, Northwestern University.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing multiple product candidates under its INOpulse® program, a proprietary pulsatile nitric oxide delivery system. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks and uncertainties relating to INOpulse®, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Contacts
At LifeSci Advisors:
Brian Ritchie
(212) 915-2578
britchie@lifesciadvisors.com